SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported) 10/8/99 (10/7/99)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events
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        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363), the registrant hereby files the following press release.


                                          Contact:   Susan Gaffney
                                                     DuPont Media Relations
                                                     (302) 774-2698

                                                     Carl Lukach
                                                     DuPont Investor Relations
                                                     (302) 774-0017


       NOTE: THIS NEWS RELEASE IS BEING RE-ISSUED TO CORRECT INACCURATE INFORMATION REGARDING THE FINAL PRORATION FACTOR AND THE NUMBER OF SHARES
           OF DUPONT COMMON STOCK REQUESTED BY PIONEER SHAREHOLDERS


              DUPONT ANNOUNCES FINAL PRORATION FACTOR FOR MERGER
                   WITH PIONEER HI-BRED INTERNATIONAL, INC.
              --------------------------------------------------


        WILMINGTON, Del., Oct. 7 -- DuPont today announced a final proration factor of 86.00449855 percent in connection with its merger with Pioneer Hi-Bred International, Inc. Pioneer shareholders will receive for each Pioneer share for which a stock election was made a prorated distribution of DuPont common shares equal to the final proration factor multiplied by the previously announced conversion ratio of .6561.

        Under the terms of the merger agreement, Pioneer shareholders had certain rights to elect to receive cash, DuPont shares or some combination of cash and DuPont shares in exchange for their Pioneer shares. The agreement further provided that in the aggregate, 45 percent of the Pioneer shares would receive cash and 55 percent of the shares would receive DuPont common stock.

        Consistent with the 45/55 split, 68,612,134.8 shares of DuPont common stock are being distributed to Pioneer shareholders in connection with the merger. Pioneer shareholders filed election forms requesting a total of 79,777,378 shares of DuPont common stock. Because election forms submitted by Pioneer shareholders requested payment in DuPont common stock in excess of 55 percent in the aggregate, requests for stock will be prorated as described above. Pioneer shareholders electing to receive DuPont common stock will






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receive $40 in cash per share for each Pioneer share requested to be converted to DuPont common stock but not converted due to proration. Pioneer share-holders electing cash will not be prorated and will receive $40 in cash per share.

        The total value of the transaction is approximately $7.7 billion for the 80 percent of Pioneer not currently owned by DuPont.

        DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 65 countries and has 92,000 employees.


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10/7/99















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




October 8, 1999









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